EXHIBIT 10.1

Contract of Share Transfer

Assigning party: Hubei Benda S&T Development Co., Ltd. (hereinafter refers to Party A)
Residence: F23, Changjiang Mansion, 1 Minquan Road, Wuhan, Hubei Province, PRC,
Legal representative: Xu Wei             Position: Chairman of the board.    Nationality: Chinese

Assignee Party: Hubei Pharmaceutical Group Ltd. U.S.A .(hereafter refers to Party B)
Residence: 410 Park Avenue, 15th Floor, New York, NY, USA 10022
Legal representative: H.Y. (Reid) Li        Position: Chairman and CEO        Nationality: Canadian

Hubei Tongji Benda Ebei Pharmaceutical Co, Ltd (hereafter refers to Ebei Company) was registered on Dec 25, 2003 in Hubei Guangshui Administration Bureau for Industry and Commerce, which was co-invested with registered capital of RMB 20,000,000 Yuan by Party A and natural persons Ms Xu Wei and Mr. Wan Yiqing. Party A invested RMB 12,000,000 Yuan, which take 60% of the registered capital. Presently, Party A is deliberately transferring its 60% share in Ebei Company. Party A and Party B have come to agreement on the share transfer of party A’s 60% registered capital in Ebei Company via friendly negotiation and principle of fairness and mutual benefit. Therefore, both party agree on the following terms:

Term I Object transfer
The object of this contract refers to the 60% share owned by party A in Ebei Company, specifically as follows:
1.	The 60% of registered capital owned by Party A in Ebei Company, and the book value is RMB 12,000,000 Yuan;
2.	The exact date for the asset valuation of this contract is March 31st, 2004.

Term II share transfer and cost evaluation
1.	Party A agrees to transfer its share, namely 60% register capital in Ebei Company to Party B, and Party B agrees to accept this very 60% share (being audited by the audit agency designated by Party B and attaching as appendix the balance sheet, property assessment statement, the company’s asset, list of credit and liabilities signed and sealed by both parties);
2.	By March 31, 2004, the net evaluated asset of Ebei company is RMB 31,158,300 Yuan, in which assessed value of the 79 medicine official documents listed in the assets appraisal statement acknowledged by both parties is RMB 12,300,000 Yuan, and evaluated with agreement of both parties as RMB 12,300,000 Yuan. In accordance to negotiation of Party A and Party B, the net asset of Ebei company by March 31, 2004 is RMB 31,158,300 Yuan and 60% of the balance between this amount and the registered capital of RMB 20,000,000 Yuan, calculated RMB 6,700,000 Yuan, will be compensated by 1.6 million listed company common stock. Additional 1,4 million shares is to be issued upon obtaining diabetes (Qi Wei Ben Capsule) drug license from SFDA China . This issue relates to an offering of securities in an offshore transaction to persons who are not U.S. persons pursuant to Regulation S under the United States Securities Act of 1933, as amended (the 1944 Act). None of the securities to which this acquisition agreement relates have been registered under the 1944 Act, or any U.S. state securities laws, and, unless so registered, none may be offered or sold, directly or indirectly, in the United States or to U.S. persons (as defined therein) except in accordance with the provisions of Regulations S under the 1933 Act, pursuant to an effective registrations statement under the Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws. In addition, hedging transactions involving the securities may not be conducted unless in accordance with the 1933 Act.

Term III Promise and guarantee
Party A shall ensure:
1.	All the materials about objects transferred Party B (presently owned by Party A) provided by Party A is authentic, correct and perfect;
2.	Party A shall ensure the general meeting of share holders agrees Party A to transfer the asset to Party B according to the contract and other share holders of Ebei company know well about this contract and give up the right of preemption to Ebei company;
3.	The object to be transferred and the share asset of Ebei Company, on the exact date of share transfer has no liabilities such as mortgage, retention, guarantee or claim for reimbursement;
4.	The invested capital of Party A, transferred its to Party B according to Term I of this contract, shall be the lawful asset of Party A, for which he has full effective right of disposing. The use of the object to be transferred shall not commit any law, regulation, rules or provisions or shall not be involved of approaching;
Party A promises Party B:
1.	He will not committed in any behavior of damaging the object to be transferred;
2.	From the date of entry into force of this contract to the date when the object and the relative share is delivered, Party A shall, in accordance to the normal range of the cautious professional practice, law, regulation and provision, keep and transfer the share related to the object;
3.	From the date of entry into force of this contract to the date when the object and the relative share is delivered, Party A shall not transfer any of its rights and interests or move from the present residence or give up any share assets related to the object to be transferred;
4.	After the date of effectiveness of this contract, Party A shall not sign any contract, or contract arrangement with a third party on the object to be transferred and the relative share asset, with exception of those granted in written form by Party B.

Term IV The obligation and incumbency of both parties
1.	Obligation of Party A: The object to be transferred and the relative share asset in the contract shall be delivered on time with certain;
2.	Obligation of Party B: Part B shall make the share transferring payment on time according to the contract.

Term V the object to be transferred delivering and profit distribution
1.	Within 15 days after the contract come into effect, Party A and Party B shall go through the formalities of the object to be transferred delivering and ownership shifting.
2.	Party A and Party B appoint, within 20 days after the contract is signed, start to check and accept (including accepting of all the certificates and materials) the object and the relative asset in the very site, and after that fill up by both parties the checking and accepting table.
3.	Before Party B pay Party A in cash for the first share transfer, the undistributed profits of Ebei company shall be distributed on the right of Party After that, both Party A and Party B share 60% of the power of profit distribution, in which the proportion of the amount shall be paid in periods in cash by Party B according to Term VII of this contract, and the profit distribution shall also be calculated by stages. When all the payment is paid in cash, Party B has 60% profit distribution power in Ebei Company and party A no longer participate in profit distribution of Ebei Company.

Term VI Check/acceptance and transfer cost adjustment
1.	Party B will check the object and the relative share asset within 20 days after the delivering date, and provide the qualification certificate of the qualified asset.
2.	Check and accept by both parties via the standard they have determined.
3.	The acceptance standard shall be in accordance with the real value of the object and the relative share assets.
4.	Party B can reject those assets without any use, which can be deducted from the total cost of the object to be transferred according to the assessed value.
5.	Assets under acceptance shall be maintained by Party A until they conform the standard.
6.	If Party A does not agree with the acceptance result made by Party B, party A shall proclaim disagreement within 15 days after reception of Party B’s written report, and provide re-check application to an independent certifying agency identified by both parties within 15 days. The result of this certifying agency is ultimate, which can restrict both parties. If the result of the certifying agency is opposite to that of Party B, Party B shall afford the certifying cost, otherwise, Party A shall afford the cost. Failure to provide written opposition or certifying application suggests Party consent the acceptance result made by Party B. The check and acceptance mentioned above only refers to quality check and acceptance, failure of the share asset related to the object does not fit the relative certifying.

Term VII Payment of stock transfer cost
1.	Party B accept the 60% share of registered capital owned by Party A in Ebei Company, namely RMB 12,000,000 Yuan, which is paid in cash and in periods according to the following agreement:
a.    In the first period, 15% of the share transfer shall be paid with 15 days, i.e., RMB 1,800,000 Yuan;
b.    In the second period, a further 35% of the share transfer shall be paid with 6 months, i.e., RMB 4,200,000 Yuan;
c.    In the third period, another 35% of the share transfer shall be paid with 9 months, i.e., RMB 4,200,000 Yuan;
d.    In the fourth period, the last 15%, i.e., RMB 1,800,000 Yuan shall be paid within12 months after this contract is signed.
e.    If not informed with Party A’s account change, party B’s cash shall be submitted to the following account:
Account Bank:
Account:
Destination: Hubei Tongji Benda Ebei Pharmaceutical Co, Ltd.
2.	60% of the balance between the net asset RMB 31,158,300 Yuan (appraised on March 31, 2004) and the registered capital of RMB 20,000,000 Yuan, calculated RMB 6,700,000 Yuan, will be paid to Party A with stocks of the same value. Therefore, both parties make contract as follows:
a.	Party B issue to Party A 1.6 million common stocks of Hubei Pharmaceutical Group Ltd. U.S.A.;
b.	Party B shall promise the stocks used to compensate the balance of asset in the third point of Term I in this contract shall be of lawful ownership and fee of no liabilities such as mortgage, retention, judicatory seal up, claim for reimbursement or blemish;
3.	The above 1.6 million common stocks to be issued to Party A or its nominees within 90 days after effective date. Additional 1.4 million shares is to be issued upon obtaining diabetes (Qi Wei Ben Capsule) drug license from SFDA China.

Term VIII Symbol of accomplishment of share transfer
All the following terms are satisfied is the symbol of accomplishment of share transfer:
1.	The announcement, guarantee and promises in this contract and the appendix are fulfilled;
2.	Party B has accepted the share transfer, which is confirmed by both parties;
3.	Party B has fully completed the cost of share transfer in cash or in stocks.

Term IX Share transfer and Ebei Company reorganization
When this contract come into effect, both parties shall collectively sign or/and deal with documents involved in the share holders, article of association and industrial & commercial alternation registration of Ebei Company, and they shall help Ebei Company and Party B to go through examining and approval for the alternation registration of this share transfer. The documents needed for the alternation registration and party A according to the agreement in this contract shall provide approval of the share transfer.
When the investment is transferred, rearrangement of the board of the directors and the managing staff of Ebei Company is determined through negotiation by both parties and other shareholders. Xu Wei and Wan Yiqing will recommend the general manager of Ebei Company, esp. from the board of directors.
Party B ensures: after the share transfer, Ms. Xu Wei and Mr. Wan Yiqing, granted by the board of the directors, have the right to operate and manage this joint venture and the right to be awarded on the basis of achievement. The specific matters shall be specified in Annual Operation Obligation of the General Manager signed by the board and the general manager.

Term X Risk and obligation
Party A shall undertake the risk, obligation and cost of the object to be transferred and the relative share assets.

Term XI Liabilities for breach of contract
Party A shall undertake liabilities of compensation of loss caused by:
1.	Breach of any guarantee, promise or obligation of Party A specified in the contract;
2.	Liabilities or obligations of the object to be transferred and the relative share assets, of Party A or/and Ebei Company;
3.	Both Party A and Party B shall take the compensation to the loss due to the other party’s breaching the contract. If both parties breach the contract concurrently, the obligation shall be undertaken in accordance to the situation and the loss.
4.	If Party B fails to pay the cash and stocks according to Term VII, or breach the statement, promise or guarantee specified in the appendix, or fails to fulfill the promise or guarantee due to a third party or other reasons, or if the statement is false or forged, party A has the right to cancel the contract and ask Party B to return 60% share of Ebei company and the relative benefit attached. If it cause prosecution or intermediation, fees of prosecution or intermediation, attorney fee of Party A, and fees involved in identification, assessment and audit shall be undertaken by party B.
5.	Relieving of the breach liabilities occurs only in force majeure. The force majeure specified in this contract refers to unpredictable or unavoidable cases such as earthquake or other great natural disasters.

Term XII Dispute disposal
1.	Dispute about the effectiveness, execution, breaching, and cancellation of this contract shall be under disposal of both parties;
2.	Dispute over this contract, both parties turn to the relative law of PRC.
3.	Any dispute in execution of this contract shall be submitted for intermediation via Wuhan Intermediation Committee.

Term XIII Others
1.	The following appendix shall be regarded as parts of this contract:
a.	Ebei company’s balance sheet on the exact day of share transfer;
b.	Ebei company’s assets appraisal statement on the exact day of share transfer;
c.	Ebei company’s list of credit on the exact day of share transfer;
d.	Ebei company’ s list of liabilities on the exact day of share transfer;
e.	List of the technical materials and immaterial assets relatively to the share right of the object;
f.	Acceptance standards for the object to be transferred and the relative share right.
2.	Any alternation without both parties’ conclusion and signature is of no effectiveness.
3.	All the notices or returned mails and all the teleprintings or faxes or business data in written form needed/approved in this contract shall be delivered to Party A or Party B, the address shall be as the following or other specified addresses. All the notices taken into account is those first delivering time of the written record or affirmation of delivering.

Party A: Hubei Benda S&T Development Co., Ltd.
Address F23, Changjiang Mansion, 1 Minquan Road, Wuhan, Hubei Province, PRC,
Tel: 0086 27 85375851
Fax: 0086 27 85375701

Party B: Hubei Pharmaceutical Group Ltd. U.S.A.
Address: 410 Park Avenue, 15th Floor, New York, NY, USA 10022
Tel: 001 604-881-2899
Fax: 001 604-881-2892

4.	That any party of this contract fails to require or require in time the other party to fulfill the obligation of this contract shall not be interpreted as abjuration of this right; and it bring no effect on the interpretation of the right in a later time. Laws, regulations, rules or provisions otherwise specified are exception.

Term XIV Contract commencing and taking into effect
1.	This contract commences with the signature and seal of both parties by their deputies, it come into effect together with the approval of the contract and articles of association of Hubei Benda S&T Development Co., Ltd with joint Chinese-US investment;
2.	This origin of this contract is of give copies, Party A and Party B keep two copies respectively, and Ebei Company keeps one copy;
3.	When Party A and Party B are going through formalities of alteration registration and official approval, a brief contract or file can be signed. Conflicting of this two contract shall be determined with this very contract;
4.	If this contract is canceled, the contract and articles of association for establishment of Hubei Benda S&T Development Co., Ltd with joint Chinese-US investment is cancelled at the same time.
5.	Party A and Party B in Wuhan, China sign this contract in May 26, 2004.

Party A: Hubei Benda S&T Development Co., Ltd (Seal)
Representative:
Date of subscription: May 26, 2004

Party B: Hubei Pharmaceutical Group Ltd. U.S.A. (Seal)
Representative:
Date of subscription: May 26, 2004